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                                                                   EXHIBIT 99.2

            SEGMENT OF 12 JB'S RESTAURANTS SOLD TO STAR BUFFET, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION


         The following unaudited pro forma combined financial statements were prepared to give effect to the acquisition of the Segment of 12 JB's Restaurants acquired by Star Buffet using the purchase method of accounting and assumptions described in the accompanying notes. The unaudited pro forma combined balance sheet is based upon the balance sheets of Star Buffet, Inc. and the Segment of 12 JB's Restaurants as of January 26, 1998 as if the acquisition had occurred on January 26, 1998. The unaudited pro forma combined statement of operations is based on the statements of operations of Star Buffet, Inc. and the Segment of 12 JB's Restaurants acquired by Star Buffet for the year ended January 26, 1998 assuming the acquisition had occurred on January 27, 1997.

         For purposes of the pro forma combined financial statements, it has been assumed that the net book value of the Segment's assets minus liabilities approximates fair market value.

The pro forma combined financial statements should be read in conjunction with the accompanying financial statements for the segment of 12 JB's restaurants sold to Star Buffet, Inc. and the consolidated historical financial statements of Star Buffet, Inc., including the respective notes thereto, which are incorporated by reference. The pro forma information is presented for comparative purposes only and is not necessarily indicative of the combined financial position or results of operations in the future. The pro forma information is also not necessarily indicative of the combined financial position or results of operations which would have been realized had the acquisition been consummated during the period or as of the date for which the pro forma financial statements are presented.



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

             SEGMENT OF 12 JB'S RESTAURANTS SOLD TO STAR BUFFET INC.

                 PRO FORMA BALANCE SHEET AS OF JANUARY 26, 1998
                                   (UNAUDITED)



                                        STAR BUFFET     12 JB'S     PRO FORMA   FOOTNOTE   PRO FORMA
                ASSETS                                             ADJUSTMENTS  REFERENCE
                                       ---------------------------------------------------------------
CASH & CASH EQUIVALENTS                   $15,387,000   $  160,000 $(4,828,000)      B    $10,575,000
                                                                      (144,000)      E
ACCOUNTS RECEIVABLE                           336,000       22,000     (13,000)      E        345,000
TOTAL INVENTORIES                             493,000       91,000           -                584,000
DEFERRED TAX ASSET, NET                       110,000            -           -                110,000
OTHER CURRENT ASSETS                          204,000       23,000     (21,000)      E        691,000
                                                                       485,000       B
                                       ---------------------------------------------------------------
     TOTAL CURRENT ASSETS                  16,530,000      296,000  (4,353,000)            12,305,000


PROPERTY AND EQUIPMENT, NET                15,077,000    3,350,000           -             18,427,000
CAPITAL LEASES, NET                         2,287,000      170,000           -              2,457,000
NOTES RECEIVABLE                            3,235,000            -           -              3,235,000
TOTAL OTHER ASSETS                          2,167,000       29,000           -              2,196,000
COSTS IN EXCESS OF NET ASSETS, ACQ.         1,673,000      108,000    (108,000)      C      2,714,000
                                                                     1,041,000       C
     TOTAL ASSETS                         $40,969,000   $3,953,000 $(3,588,000)           $41,334,000
                                       ===============================================================

         LIABILITIES & EQUITY

DEBT-CURRENT                              $         -   $   11,000 $         -            $    11,000
CAPITAL LEASE OBLIGATIONS-C.P.                259,000       19,000           -                278,000
ACCOUNTS PAYABLE                            2,212,000      387,000    (387,000)      E      2,212,000
INCOME TAXES PAYABLE                                -            -           -                      -
OTHER CURRENT LIABILITIES                   3,852,000      777,000    (680,000)      E      3,949,000
                                       ---------------------------------------------------------------
     TOTAL CURRENT LIABILITIES              6,323,000    1,194,000  (1,067,000)             6,450,000

TOTAL L-T DEBT                                      -      101,000      (6,000)      E         95,000
CAPITAL LEASE OBLIGATIONS                   2,109,000      143,000           -              2,252,000
OTHER LONG-TERM LIABILITIES                         -            -           -                      -

COMMON STOCK                                    5,000            -           -                  5,000
PAID-IN CAPITAL                            31,768,000            -           -             31,768,000
INTERCOMPANY LIABILITIES                            -            -           -                      -
RETAINED EARNINGS                             764,000    2,515,000  (2,515,000)               764,000
                                       ---------------------------------------------------------------
TOTAL STOCKHOLDERS EQUITY                  32,537,000    2,515,000  (2,515,000)            32,537,000
                                       ---------------------------------------------------------------

TOTAL LIABILITIES & EQUITY                $40,969,000   $3,953,000 $(3,588,000)           $41,334,000
                                       ===============================================================




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

               SEGMENT OF 12 JB'S RESTAURANTS SOLD TO STAR BUFFET

                   PRO FORMA STATEMENT OF OPERATIONS FOR FY 98
                                   (UNAUDITED)



                                    Star Buffet    12 JB's     PRO FORMA    FOOTNOTE   Pro Forma
                                    January 26,  January 26,  ADJUSTMENTS  REFERENCE  January 26,
                                        1998        1998                                  1998
                                    ---------------------------------------------------------------

Total revenues                       $54,659,000 $11,969,000    $        -             $66,628,000

Costs and expenses:
   Food costs                         18,024,000   3,856,000     (142,000)     D        21,738,000
   Labor costs                        17,301,000   4,536,000        28,000     D        21,865,000
   Occupancy and other expenses       10,829,000   2,193,000       261,000     D        13,283,000
   Franchised and licensed
   restaurants                                        14,000      (14,000)     D
   Advertising                                       119,000     (119,000)     D
   General and administrative          2,291,000     463,000     (403,000)     D         2,351,000
   expenses
   Depreciation and amortization       2,109,000           -       389,000     D         2,498,000
                                                                    17,000     C
                                    ---------------------------------------------------------------

Total costs and expenses              50,554,000  11,181,000        17,000              61,735,000
                                    ---------------------------------------------------------------

Income from operations                 4,105,000     788,000      (17,000)               4,876,000

Interest expense                       (200,000)    (56,000)             -               (256,000)
Interest income                          321,000           -     (285,000)     F            36,000
Other Income                             272,000      12,000             -                 284,000
                                    ---------------------------------------------------------------

Income before income taxes             4,498,000     744,000     (302,000)               4,940,000

Income tax expense (benefit)           1,799,000     298,000     (121,000)               1,976,000
                                    ---------------------------------------------------------------

Net income                           $ 2,699,000  $  446,000    $(181,000)             $ 2,964,000
                                    ===============================================================

Net income per common share - basic  $      0.77         N/A    $       -              $      0.84
Weighted average shares - basic        3,515,000           -            -                3,515,000

Net income per common share -        $      0.77          N/A   $       -              $      0.84
Weighted avg diluted shares            3,528,000           -            -                3,528,000


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
            SEGMENT OF 12 JB'S RESTAURANTS SOLD TO STAR BUFFET, INC.
           NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                   (UNAUDITED)


NOTE A:  BASIS OF PRESENTATION

The unaudited pro forma condensed combined balance sheet combines the historical consolidated balance sheet of Star Buffet, Inc. (Star) and the historical Statement of Assets to be Acquired and Liabilities to be Assumed of the segment of the 12 JB's restaurants acquired by Star (the Segment) as if the acquisition had been effective on January 26, 1998. The pro forma condensed combined statement of income for the year ended January 26, 1998 combines the historical consolidated statement of income for Star and the historical statement of income for the Segment as if the acquisition had been effective on January 27, 1997.

The acquisition reflected in the unaudited pro forma financial statements will be accounted for as a purchase. Under this method of accounting, assets and liabilities of the Segment will be adjusted to their estimated fair value and combined with the recorded values of the assets and liabilities of Star. For purposes of the pro forma financial statements, it has been assumed that the net book value of the Segment's assets minus liabilities approximates fair value. This allocation could change significantly at the time the estimated fair value of such assets and liabilities is determined.


NOTE B:  PURCHASE PRICE

The purchase price for the net assets acquired was $4.34 million with an additional $485 thousand paid as a prepaid royalty fee. The funds used for the acquisition were part of the proceeds of the Initial Public Offering of Star on September 30, 1997. The total funds paid have been used to reduce the cash balance on the pro forma balance sheet.


NOTE C:  GOODWILL

The purchase price for the net assets of the Segment was $ 1,041,000 in excess of the fair market value resulting in goodwill. These costs are amortized over 40 years.

NOTE D: FORMAT DIFFERENCE BETWEEN STAR BUFFET, INC. AND SEGMENT FINANCIAL STATEMENTS

The presentation of the statement of operations for the 12 JB's in the pro forma statement of operations for 1998 is in a different format than the statement of operations for Star Buffet. Part of the pro forma adjustments includes amounts to make the format of the statement of operations for the 12 JB's consistent with the format of the statement of operations for Star Buffet, Inc.

NOTE E:  ADJUSTMENT FOR DIFFERENCE DUE TO ASSETS NOT ACQUIRED AND
         LIABILITIES NOT ASSUMED

The acquisition took place on February 24, 1998. Adjustments have been made to reflect assets not acquired and liabilities not assumed.

NOTE F:  INTEREST INCOME

The adjustment to interest income represents the reduction in interest earned on the funds to acquire the 12 JB's Restaurants at January 27, 1997. Interest on the funds used to acquire the 12 JB's Restaurants was based on Star's investments in commercial paper yielding approximately 6%.


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